UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2010

Limited Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 20, 2010, Limited Brands, Inc. (the “Company”) announced the public offering (the “Senior Notes Offering”) of $400 million aggregate principal amount of its 7% Senior Notes due 2020 (the “Senior Notes”). The Senior Notes are being offered pursuant to the prospectus supplement dated April 20, 2010, to the prospectus dated April 20, 2010, which forms part of the Company’s shelf registration statement on Form S-3 (File No. 333-146420) filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2007, as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on April 20, 2010.

The Company intends to use proceeds from the Senior Notes Offering to purchase any and all of its $191.5 million outstanding 6 1/8% Notes due 2012 and a portion of its $500 million outstanding 5 1/4% Notes due 2014 (together, the “Notes”) in two separate cash tender offers (the “Tender Offers”) in an aggregate principal amount equal to $400 million (the “Tender Cap”). Proceeds from the Senior Notes Offering not spent on purchasing the Notes may be used for general corporate purposes and the repayment of other indebtedness.

Copies of the press releases announcing (i) the Tender Offers and Senior Notes Offering, and (ii) the increased size and pricing of the Senior Notes Offering and increased Tender Cap in connection with the Tender Offers, are filed herewith as Exhibit 99.1 and 99.2 respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 20, 2010 announcing the Tender Offers and the Senior Notes Offering.

99.2	Press Release dated April 20, 2010 announcing the increased size and pricing of the Senior Notes Offering and the increased Tender Cap in connection with the Tender Offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc. (Registrant)

Date:	April 20, 2010	By:	/s/ Stuart B. Burgdoerfer
			Name:	Stuart B. Burgdoerfer
			Title:	Executive Vice President and Chief Financial Officer*

*	Mr. Burgdoerfer is the principal financial officer and the principal accounting officer and has been duly authorized to sign on behalf of the Registrant.

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated April 20, 2010 announcing the Tender Offers and the Senior Notes Offering.

99.2	Press Release dated April 20, 2010 announcing the increased size and pricing of the Senior Notes Offering and the increased Tender Cap in connection with the Tender Offers.

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